EXHIBIT 99.1

OpenTable, Inc. Announces First Quarter Financial Results

Increases Revenue by 33% to $21.3 Million

Grows Installed Restaurants by 23% and Seated Diners by 43% over Q1 2009

Achieves EPS of $0.11 and Non-GAAP EPS of $0.14

SAN FRANCISCO, May 4, 2010 (GLOBE NEWSWIRE) -- OpenTable, Inc. (Nasdaq:OPEN), a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants, today reported its financial results for the first quarter ended March 31, 2010.

OpenTable reported consolidated net revenues for Q1 2010 of $21.3 million, a 33% increase over Q1 2009. Consolidated net income for Q1 2010 was $2.5 million, or $0.11 per diluted share. Non-GAAP consolidated net income for Q1 2010, which excludes tax-affected stock-based compensation expense, was $3.4 million, or $0.14 per diluted share.

OpenTable provides operating results by geography as the Company is at different stages of development in its North America and International operations.

North America Results

  Installed restaurant base as of March 31, 2010, totaled 11,487, a 20% increase over March 31, 2009.
  Seated diners totaled 14.1 million, a 42% increase over Q1 2009.
  Revenues totaled $20.0 million, a 32% increase over Q1 2009.
  Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and stock-based compensation) totaled $8.2 million, or 41% of North America revenues, an 89% increase over Q1 2009.

International Results

  Installed restaurant base as of March 31, 2010, totaled 1,642, a 50% increase over March 31, 2009.
  Seated diners totaled 0.4 million, a 119% increase over Q1 2009.
  Revenues totaled $1.2 million, a 52% increase over Q1 2009.
  Non-GAAP adjusted EBITDA totaled a loss of $1.3 million compared to adjusted EBITDA loss of $1.3 million in Q1 2009.

"OpenTable had a very good start to 2010, demonstrating strong growth in our number of installed restaurants and seated diners which, in turn, drove solid financial performance," said Jeff Jordan, CEO of OpenTable. "We're delighted that more and more people continue to discover the convenience of free, online restaurant reservations from their computers or their smartphones."

Q1 2010 Consolidated Financial and Operating Summary

  Installed restaurant base as of March 31, 2010, totaled 13,129, a 23% increase over March 31, 2009.
  Seated diners totaled 14.5 million, a 43% increase over Q1 2009.
  Total revenues were $21.3 million in Q1 2010, up 33% over Q1 2009 revenues of $16.0 million.
  Subscription revenues were $10.1 million in Q1 2010, up 20% over Q1 2009 revenues of $8.4 million. Subscription revenues increased as a result of the increase in installed restaurants.
  Reservation revenues were $10.0 million in Q1 2010, up 45% over Q1 2009 revenues of $6.9 million. Reservation revenues primarily increased as a result of the increase in seated diners.
  Installation and other revenues were $1.2 million in Q1 2010, up 66% over Q1 2009 revenues of $0.7 million.
  Total operating expenses were $17.5 million in Q1 2010, up 15% over Q1 2009 operating expenses of $15.2 million. The increase was driven by a 14% increase in headcount and an increase in stock-based compensation.
  Operating income was $3.8 million in Q1 2010 compared to $0.8 million in Q1 2009. Non-GAAP consolidated operating income, excluding stock-based compensation expense, was $5.3 million in Q1 2010 compared to $1.8 million in Q1 2009.
  The Q1 2010 GAAP income tax rate was 34%.
  Consolidated net income was $2.5 million, or $0.11 per diluted share, in Q1 2010 compared to $0.4 million, or $0.00 per diluted share, in Q1 2009. Non-GAAP consolidated net income, which excludes tax-affected stock-based compensation expense, was $3.4 million, or $0.14 per diluted share, in Q1 2010 compared to $1.1 million, or $0.10 per diluted share, in Q1 2009.
  As of March 31, 2010, OpenTable had cash and cash equivalents and short-term investments of $75.9 million.

"Our solid first quarter results continue to highlight the strength of our unique business model," said Matt Roberts, CFO of OpenTable. "The business continues to deliver significant operating margins even as we invest for long term growth in both our domestic and international operations."

Quarterly Conference Call

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET and will be available through June 30, 2010, at http://investors.opentable.com/events.cfm. This call may contain forward-looking statements and other material information regarding the Company's financial and operating results.

About Non-GAAP Financial Information

The accompanying press release dated May 4, 2010, contains certain non-GAAP financial measures. Tables are provided in the press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP consolidated net income and the related per diluted share amounts, non-GAAP consolidated operating income, and non-GAAP adjusted EBITDA. When used in connection with historical results, the non-GAAP financial measure adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation.   Within the Company's reconciliation to non-GAAP diluted net income per share, the impact of undistributed earnings allocated to participating securities has been excluded.

To supplement the Company's consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management believes it is useful to exclude stock-based compensation because it does not reflect the underlying performance of the Company's business operations. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Background Information

The Company reports consolidated operations in U.S. dollars and operates in two geographic segments: North America and International. The North America segment is comprised of all operations in the United States, Canada and Mexico, and the International segment is comprised of all non-North America operations, which includes operations in Europe and Asia. The Company generates substantially all of its revenues from its restaurant customers; it does not charge any fees to diners. The Company's revenues include installation fees for the Electronic Reservation Book (including training), monthly subscription fees and a fee for each restaurant guest seated through online reservations.

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company's strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the impact of the current economic climate on the Company's business; the Company's ability to maintain an adequate rate of growth; the Company's ability to effectively manage its growth; the Company's ability to attract new restaurant customers; the Company's ability to increase the number of visitors to its website and convert those visitors into diners; the Company's ability to retain existing restaurant customers and diners or encourage repeat reservations; the Company's ability to successfully enter new markets and manage its international expansion; the Company's ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company's reputation; and costs associated with defending intellectual property infringement and other claims.  More information about potential factors that could affect the Company's business and financial results is contained in the Company's annual report on Form 10-K for the year ended December 31, 2009, and the Company's other filings with the SEC. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About OpenTable, Inc.

OpenTable is a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants. The OpenTable network delivers the convenience of online restaurant reservations to diners and the operational benefits of a computerized reservation book to restaurants. OpenTable has more than 13,000 restaurant customers, and, since its inception in 1998, has seated more than 150 million diners around the world. The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico, and the United Kingdom.

OpenTable, OpenTable.com, OpenTable logos and other service names are the trademarks of OpenTable, Inc.

The OpenTable, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6474

OPENTABLE, INC.
UNAUDITED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 21,532,000	$ 19,807,000
Short-term investments	54,330,000	50,221,000
Accounts receivable, net	8,205,000	7,617,000
Prepaid expenses and other current assets	1,652,000	1,301,000
Deferred tax asset	6,024,000	6,024,000
Restricted cash	163,000	172,000

Total current assets	91,906,000	85,142,000

Property and equipment, net	12,767,000	11,516,000
Deferred tax asset	498,000	498,000
Other assets	3,059,000	3,175,000

TOTAL ASSETS	$ 108,230,000	$ 100,331,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 6,922,000	$ 7,212,000
Accrued compensation	3,626,000	2,993,000
Deferred revenue	1,599,000	1,538,000
Dining rewards payable	12,488,000	11,611,000
Total current liabilities	24,635,000	23,354,000

DEFERRED REVENUE - Less current portion	3,497,000	3,572,000

Total liabilities	28,132,000	26,926,000

STOCKHOLDERS' EQUITY:
Common stock	2,000	2,000
Additional paid-in capital	131,652,000	127,454,000
Treasury stock	(647,000)	(647,000)
Accumulated other comprehensive loss	(157,000)	(128,000)
Accumulated deficit	(50,752,000)	(53,276,000)

Total stockholders' equity	80,098,000	73,405,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 108,230,000	$ 100,331,000

OPENTABLE, INC.
UNAUDITED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2010	2009
	(In thousands, except per share amounts)

REVENUES	$ 21,251	$ 15,995

COSTS AND EXPENSES:
Operations and support (1)	6,002	5,106
Sales and marketing (1)	4,740	3,798
Technology (1)	2,720	2,712
General and administrative (1)	4,023	3,547

Total costs and expenses	17,485	15,163

Income from operations	3,766	832
Other income, net	69	55

Income before taxes	3,835	887
Income tax expense	1,311	521

NET INCOME	$ 2,524	$ 366

Net income per share:
Basic	$ 0.11	$ 0.00
Diluted	$ 0.11	$ 0.00

Weighted average shares outstanding:
Basic	22,199	10,276
Diluted	23,537	10,276

(1) Stock-based compensation included in above line items:
Operations and support	$ 187	$ 86
Sales and marketing	394	223
Technology	283	174
General and administrative	670	476
	$ 1,534	$ 959

Other Operational Data:
Installed restaurants (at period end):
North America	11,487	9,548
International	1,642	1,097
Total	13,129	10,645

Seated diners (in thousands):
North America	14,093	9,922
International	408	186
Total	14,501	10,108

Headcount (at period end):
North America	275	245
International	68	55
Total	343	300

Additional Financial Data:
Revenues:
North America
Subscription	$ 9,091	$ 7,734
Reservation	9,798	6,790
Installation and other	1,135	665
Total North America Revenues	$ 20,024	$ 15,189
International
Subscription	$ 960	$ 655
Reservation	239	114
Installation and other	28	37
Total International Revenues	1,227	806
Total Revenues	$ 21,251	$ 15,995

Income (loss) from operations:
North America	$ 5,293	$ 2,326
International	(1,527)	(1,494)
Total	$ 3,766	$ 832

Depreciation and amortization:
North America	$ 1,403	$ 1,159
International	138	104
Total	$ 1,541	$ 1,263

Stock-based compensation:
North America	$ 1,479	$ 834
International	55	125
Total	$ 1,534	$ 959

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS

	Three Months Ended
	March 31,
	2010	2009
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income "as reported"	$ 2,524	$ 366
Add back: stock-based compensation expense	1,534	959
Income tax effect of stock-based compensation	(673)	(260)

NON-GAAP CONSOLIDATED NET INCOME	$ 3,385	$ 1,065

Non-GAAP diluted net income per share	$ 0.14	$ 0.10

Weighted average diluted shares outstanding	23,537	10,276

Non-GAAP consolidated operating income:
GAAP income from operations "as reported"	$ 3,766	$ 832
Add back: stock-based compensation expense	1,534	959

NON-GAAP OPERATING INCOME	$ 5,300	$ 1,791

North America Adjusted EBITDA:
GAAP operating income "as reported"	$ 5,293	$ 2,326

Adjustments:
Stock-based compensation expense	1,479	834
Depreciation and amortization expense	1,403	1,159

North America Adjusted EBITDA	$ 8,175	$ 4,319

International Adjusted EBITDA:
GAAP operating loss "as reported"	$ (1,527)	$ (1,494)

Adjustments:
Stock-based compensation expense	55	125
Depreciation and amortization expense	138	104

International Adjusted EBITDA	$ (1,334)	$ (1,265)
CONTACT:  OpenTable, Inc.
          Investor Relations:
            415-344-6520
            investors@opentable.com
          Media Relations:
            415-344-4275
            pr@opentable.com